EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to the Registration Statement (No. 333-143765) on Form S-4 of BabyUniverse, Inc. and subsidiaries of our report dated June 13, 2005 relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Lieberman & Associates
Lieberman & Associates, P.A.

Fort Lauderdale, Florida
September 28, 2007